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                                                                       Exhibit 5

                     [LETTERHEAD OF DECHERT PRICE & RHOADS]



                                 August 4, 1999


Fairchild Semiconductor International, Inc.
333 Western Avenue
South Portland, Maine 04106

                  Re: 8,507,666 Shares of Class A Common Stock, as described in the Registration Statement on Form S-8 referred to below


Ladies and Gentlemen:

         We have acted as special counsel for Fairchild Semiconductor International, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 8,507,666 shares (the "Shares") of the Company's Class A Common Stock, par value $.01 per share ("Common Stock"), including 526,300 shares which have been issued ("Issued Shares") and 7,981,366 shares subject to issuance ("Option Shares"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed today with the Securities and Exchange Commission under the Securities Act relating to the Company's Amended and Restated Stock Option Plan (the "Plan").

         We have participated in the preparation of the Registration Statement and examined such corporate records and documents and matters of law as we have considered appropriate to enable us to give this opinion.

         Based upon the foregoing, it is our opinion that the Option Shares have been duly and validly authorized by the Company, and that the Option Shares issuable upon exercise of the stock options granted under the Plan, when issued upon exercise of such stock options in accordance with the terms of the Plan and option agreements, and delivered to the purchasers thereof against payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                          Yours very truly,

                                          /s/ Dechert Price & Rhoads